EXHIBIT 10.30
Mindspeed Technologies, Inc.
Deferred Compensation Plan
Effective June 27, 2003
Amended and Restated Effective November 24, 2008

Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document

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Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
TABLE OF CONTENTS
(continued)

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Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
TABLE OF CONTENTS
(continued)

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Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
MINDSPEED TECHNOLOGIES, INC.
DEFERRED COMPENSATION PLAN
Effective June 27, 2003
Amended and Restated Effective November 24, 2008
Purpose
     The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Mindspeed Technologies, Inc., a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.
ARTICLE 1
Definitions
     For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:
1.1	“Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, (ii) the vested Company Contribution Account balance and (iii) the Company Matching Account balance. The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2	“Annual Bonus” shall mean any compensation, in addition to Base Annual Salary relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and cash incentive plans, excluding stock options and restricted stock.

1.3	“Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.4	“Annual Company Matching Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.6.

1.5	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Annual Bonus and Directors Fees that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 9.1), death or a Termination of Employment prior to the end of

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Master Plan Document
a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6	“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the year. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10-year Annual Installment Method, the first payment shall be 1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment after the first installment shall be paid in the first sixty (60) days of each calendar year following the calendar year of the first installment.

1.7	“Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.8	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.9	“Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.10	“Board” shall mean the board of directors of the Company.

1.11	“Business Combination” shall have the meaning set forth in Section 1.12.

1.12	“Change in Control” shall mean the first to occur of any of the following events:
(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”)

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Master Plan Document
or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 1.12; or

(b)	Individuals who, as of the date this Trust was established, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a Director subsequent to the date thereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)	Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or of such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

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Master Plan Document
(d)	Approval by the Company’s shareholders of a complete liquidation or dissolution of the Company.
1.13	“Claimant” shall have the meaning set forth in Section 15.1.

1.14	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.15	“Committee” shall mean the committee described in Article 13.

1.16	“Company” shall mean Mindspeed Technologies, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.17	“Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited (net of amounts debited) in accordance with all of the applicable crediting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.18	“Company Matching Account” shall mean (i) the sum of all of a Participant’s Annual Company Matching Amounts, plus (ii) amounts credited (net of amounts debited) in accordance with all of the applicable crediting provisions of this Plan that relate to the Participant’s Company Matching Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Matching Account.

1.19	“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.9 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control, but only if such Change in Control would be a permissible payment event under Code Section 409A and related Treasury guidance and Regulations. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.20	“Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited (net of amounts debited) in accordance with all of the applicable crediting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions

Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.21	“Director” shall mean any member of the board of directors of any Employer.

1.22	“Directors Fees” shall mean the annual fees paid by any Employer, including retainer fees and meetings fees, as compensation for serving on the board of directors.

1.23	“Disability” shall mean that a participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or (ii) by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident or health plan covering employees of the Participant’s Employer.

1.24	“Disability Benefit” shall mean the benefit set forth in Article 9.

1.25	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.26	“Employee” shall mean a person who is an employee of any Employer.

1.27	“Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.28	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.29	“Exchange Act” shall have the meaning set forth in Section 1.12.

1.30	“Executive Committee” shall mean the Company’s executive committee.

1.31	“First Plan Year” shall mean the period beginning June 27, 2003 and ending December 31, 2003.

1.32	“401(k) Plan” shall be that certain Mindspeed Technologies, Inc. Retirement Savings Plan adopted by the Company.

1.33	“Incumbent Board” shall have the meaning set forth in Section 1.12.

1.34	“Outstanding Company Common Stock” shall have the meaning set forth in Section 1.12.

1.35	“Outstanding Company Voting Securities” shall have the meaning set forth in Section 1.12.

1.36	“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation

Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.37	“Person” shall have the meaning set forth in Section 1.12.

1.38	“Plan” shall mean the Mindspeed Technologies, Inc. Deferred Compensation Plan, effective June 27, 2003, and amended and restated effective as of November 13, 2008, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.39	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.40	“Plan Year” shall, except for the First Plan Year, mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.41	“Post-2004 Account” shall mean a subaccount of the Participant’s Account Balance which shall contain all amounts therein that were credited or first vested on or after January 1, 2005, plus the investment experience thereon, as credited or debited under Section 3.9 of the Plan.

1.42	“Pre-2005 Account” shall mean a subaccount of the Participant’s Account Balance which shall contain all amounts therein that were both credited and fully vested on or before December 31, 2004, plus the investment experience thereon, as credited or debited under Section 3.9 of the Plan.

1.43	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.44	“Retirement”, “Retire(s)” or “Retired” shall mean, (1) with respect to an Employee who is not then a Director, separation from service with all Employers for any reason other than a leave of absence, death or Disability, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations at such time as the sum of the Employee’s age and Years of Service equals at least fifty-five (55); and (2) with respect to a Director who is not then an Employee, separation from service as a Director for all Employers on or after the attainment of age seventy (70). If a Participant is both an Employee and a Director, or changes status between the two roles, whether there has been a separation from service upon a Retirement shall be determined under the applicable Treasury guidance and Regulations under Code Section 409A.

1.45	“Retirement Benefit” shall mean the benefit set forth in Article 5.

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Master Plan Document
1.46	“Short-Term Payout” shall mean the payout set forth in Section 4.1.

1.47	“Stock” shall mean Mindspeed Technologies, Inc. common stock, $1.00 par value, or any other equity securities of the Company designated by the Committee.

1.48	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.49	“Termination of Employment” shall mean the separation from service with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence, as determined in accordance with Code Section 409A and related Treasury guidance and Regulations. If a Participant is both an Employee and a Director, or changes status between the two, whether there has been a separation from service shall be determined under the applicable Treasury guidance and Regulations under Code Section 409A.

1.50	“Trust” shall mean the trust established pursuant to that certain Trust Agreement, dated as of June 27, 2003, between the Company and the Trustee named therein, as amended from time to time.

1.51	“Unforeseeable Financial Emergency” shall mean a severe financial hardship as defined in Treasury Regulations Section 1.409A-3(i)(3)(ii). Accordingly, without further limiting the definition, an unforeseeable emergency shall include a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant’s spouse, the Participant’s Beneficiary, or the Participant’s dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)); loss of the Participant’s property due to casualty (including the need to rebuild a home following damage to a home not otherwise covered by insurance, for example, not as a result of a natural disaster); or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. For example, the imminent foreclosure of or eviction from the Participant’s primary residence may constitute an unforeseeable emergency. In addition, the need to pay for medical expenses, including non-refundable deductibles, as well as for the costs of prescription drug medication, may constitute an unforeseeable emergency. Finally, the need to pay for the funeral expenses of a spouse, a Beneficiary, or a dependent (as defined in Code Section 152, without regard to Code Section 152(b)(1), (b)(2), and (d)(1)(B)) may also constitute an unforeseeable emergency. The determination of whether an “Unforeseeable Financial Emergency” exists shall be determined in the sole discretion of the Committee.

1.52	“Years of Service” shall mean the total number of full years in which a Participant has been employed by one or more Employers. For purposes of this definition, any time in which a Participant was employed by Rockwell International Corporation, a Delaware corporation, and/or Conexant Systems, Inc., a Delaware corporation, shall be counted. A year of employment shall be a 365-day period (or 366-day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date. Any partial year of employment shall not be counted. Notwithstanding any provision of this Plan that may be construed to the contrary, for purposes of this definition, the Committee may, in its sole and absolute discretion, deem a Participant to be credited with additional years of employment for purpose of calculating his or her Years of Service.

Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
ARTICLE 2
Selection, Enrollment, Eligibility
2.1	Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees and Directors of the Employers, as determined by the Committee in its sole and absolute discretion. From that group, the Committee shall select, in its sole and absolute discretion, Employees and Directors to participate in the Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is first selected to participate in the Plan. In subsequent Plan Years, each selected Employee or Director must complete these requirements prior to the first day of such Plan Year. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole and absolute discretion are necessary.

2.3	Eligibility/Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan upon the date determined by the Committee. The Participant shall not be permitted to defer under this Plan any portion of his or her Base Salary, Bonus, and/or Directors Fees that are paid with respect to services performed prior to his or her commencement date, except to the extent permissible under Code Section 409A and related Treasury guidance or Regulations. If an Employee or a Director fails to meet all such requirements within the period required by the Committee, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole and absolute discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) take further action that the Committee deems appropriate. Notwithstanding the foregoing, in the event of a Termination of the Plan, the termination of affected Participant’s eligibility for participation in the Plan shall not be governed by this Section 2.4, but rather shall be governed by the terms of this Plan until such time as the Participant’s Account Balance is paid in accordance with the terms of the Plan.
ARTICLE 3
Deferral Commitments/Company Matching/Crediting/Taxes
3.1	Minimum Deferrals.

Mindspeed Technologies, Inc.
Deferred Compensation Plan
Master Plan Document
(a)	Base Annual Salary. Annual Bonus and Director’s Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Director’s Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary	$2,000
Annual Bonus	$2,000
Directors Fees	$2,000
If an election is made for less than stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the minimum Base Annual Salary deferral shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is twelve (12).
3.2	Maximum Deferral.
(a)	Base Annual Salary, Annual Bonus and Directors Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Directors Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Percentage
Base Annual Salary	100%
Annual Bonus	100%
Directors Fees	100%
(b)	Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, or in the case of the first Plan Year of the Plan itself, the maximum Annual Deferral Amount, with respect to Base Annual Salary, Annual Bonus and Directors Fees shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance.

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Master Plan Document
3.3	Election to Defer/Effect of Election Form.
(a)	First Plan Year. In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan. For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee. As a condition to making such irrevocable deferral election for the Plan Year, such Participant shall make an irrevocable election under such Election Form to make the maximum “Basic Pre-Tax Contributions” and “Supplemental Pre-Tax Contributions” (as such terms are defined in the 401(k) Plan) permitted under the terms of the 401(k) Plan for such Plan Year.

(b)	Subsequent Plan Years. For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form. If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year. As a condition to making such irrevocable deferral election for the Plan Year, such Participant shall make an irrevocable election under such Election Form to make the maximum “Basic Pre-Tax Contributions” and “Supplemental Pre-Tax Contributions” (as such terms are defined in the 401(k) Plan) permitted under the terms of the 401(k) Plan for such Plan Year.

(c)	Performance-Based Compensation. Notwithstanding the foregoing, the Committee may, in its sole discretion, determine that an irrevocable deferral election pertaining to performance-based compensation may be made by the Participant’s timely delivering an Election Form to the Committee, in accordance with its rules and procedures, no later than six (6) months before the end of the performance service period. “Performance-based compensation” shall be compensation from an Employer based on services performed over a period of at least twelve (12) months, in accordance with Code Section 409A and related Treasury guidance or Regulations. Beginning January 1, 2009 (or such other effective date of the final Treasury Regulations), the definition of “performance-based compensation” in the final Treasury Regulations shall govern.

(d)	Transition Rules. Notwithstanding the other provisions of this Section 3.3, the Committee may, in its sole discretion, permit deferrals pursuant to irrevocable deferral elections as permitted in the transition guidance established by the Internal Revenue Service under Code Section 409A.
3.4	Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Directors Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

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Master Plan Document
3.5	Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole and absolute discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the date determined by the Committee in its sole and absolute discretion. If a Participant is not employed by an Employer as of the last day of a Plan Year for a reason other than his or her Retirement or death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.6	Annual Company Matching Amount. A Participant’s Annual Company Matching Amount for any Plan Year shall be equal to the match the Participant would have received under the 401(k) Plan during the corresponding plan year of the 401(k) Plan, but for (i) his or her Participation in this Plan and (ii) the limitations imposed under Code Sections 401(a)(17), 401(k)(3), 402(g) and 415, less the match actually credited to the Participant’s 401(k) Plan account. If a Participant is not employed by an Employer, or is no longer providing services as a Director, as of the last business day of a Plan Year other than by reason of his or her Retirement or death, the Annual Company Matching Amount for such Plan Year shall be zero. In the event of Retirement or death, a Participant shall be credited with the Annual Company Matching Amount for the Plan Year in which he or she Retires or dies. A Participant’s Annual Company Matching Amount for any Plan Year shall be equal to: (a) the “Company Matching Contribution” (as such term is defined in the 401(k) Plan) that would have been made on behalf of such Participant under the 401(k) Plan during the corresponding plan year of the 401(k) Plan assuming: (i) his or her “Basic Pre-Tax Contributions” and “Supplemental Pre-Tax Contributions” (as such terms are defined in the 401(k) Plan) included the Base Annual Salary portion of his or her Annual Deferral Amount for the Plan Year, (ii) his or her “Base Compensation” (as such term is defined in the 401(k) Plan) equaled his or her Base Annual Salary for the Plan Year, and (iii) the limitations imposed under Code Sections 401(a)(17), 401(k), 401(m), 402(g) and 415 did not apply for purposes of determining his or her “Company Matching Contributions” under the 401(k) Plan, less (b) the “Company Matching Contributions” actually credited to such Participant’s 401(k) Plan account for such Plan Year. Such Participant’s Annual Company Matching Amount for any Plan Year shall be credited during such Plan Year as the Base Annual Salary portion of the Annual Deferral Amount for such Participant is withheld from each regularly scheduled Base Annual Salary payroll in accordance with Section 3.4. As a condition to the crediting of the Annual Company Matching Amount for such Participant for the Plan Year, such Participant shall make an irrevocable election under such Participant’s Election Form for such Plan Year to make the maximum “Basic Pre-Tax Contributions” and “Supplemental Pre-Tax Contributions” (as such terms are defined in the 401(k) Plan) permitted under the terms of the 401(k) Plan for such Plan Year.

3.7	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

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Master Plan Document
3.8	Vesting,
(a)	A Participant shall at all times be 100% vested in his or her Deferral Account and Matching Account.

(b)	A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedules established by the Committee, in its sole and absolute discretion, for each Annual Company Contribution Amount (and amounts credited or debited thereon) at the time each such Annual Company Contribution Amount is first credited to the Participant’s Account Balance under the Plan.

(c)	Notwithstanding anything to the contrary contained in this Section 3.8, in the event of a Change in Control, a Participant’s Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(d)	Notwithstanding subsection (c), the vesting schedule for a Participant’s Company Contribution Account shall not be accelerated to the extent that the Committee determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective. In the event that all of a Participant’s Company Contribution Account is not vested pursuant to such a determination, the Participant may request independent verification of the Committee’s calculations with respect to the application of Section 280G. In such case, the Committee must provide to the Participant within fifteen (15) business days of such a request an opinion from a nationally recognized accounting firm selected by the Participant (the “Accounting Firm”). The opinion shall state the Accounting Firm’s opinion that any limitation in the vested percentage hereunder is necessary to avoid the limits of Section 280G and contain supporting calculations. The cost of such opinion shall be paid for by the Company.
3.9	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole and absolute discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:
(a)	Election of Measurement Funds. Subject to Section 3.9(f) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.9(c) below) to be used to determine the additional amounts to be credited to his or her Account Balance for the first business day in which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Subject to Section 3.9(f) below, commencing with the first business day that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the additional amounts to be credited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly

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elected Measurement Fund. If an election is made in accordance with the previous sentence, it shall apply to the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence. Notwithstanding any provision of this Plan that may be construed to the contrary, no more than one such election may be made in any calendar quarter by a Participant without the prior written consent of the Committee.

(b)	Proportionate Allocation. In making any election described in Section 3.9(a) above, the Participant shall specify on the Election Form, in increments of five percentage points (5%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(c)	Measurement Funds. From time to time, the Committee in its sole and absolute discretion shall select and announce to Participants its selection of mutual funds, insurance company separate accounts, indexed rates or other methods (each, a “Measurement Fund”), for the purpose of providing the basis on which gains and losses shall be attributed to Account Balances under the Plan. The Committee may, in its sole and absolute discretion, discontinue, substitute or add a Measurement Fund at any time. Each such action will take effect as of the first day of the calendar quarter that follows by thirty (30) days the day on which the Committee gives Participants advance written notice of such change. Subject to Section 3.9(f) below, the Participant may elect one or more of the following Measurement Funds for purposes of crediting/debiting additional amounts to his or her Account Balance:
(1)	Fidelity Contrafund;

(2)	Fidelity Growth;

(3)	Fidelity High Income;

(4)	Fidelity Money Market;

(5)	PIMCO Short-Term Bond;

(6)	T. Rowe Price Equity Income;

(7)	T. Rowe Price International Stock;

(8)	Janus Aspen Series Growth;

(9)	Janus Aspen Series Capital Appreciation;

(10)	Janus Aspen Series Worldwide;

(11)	Janus Aspen Series High Yield;

(12)	BT Small Cap Index;

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(13)	BT Equity 500 Index;

(14)	BT EAFE Equity Index;

(15)	INVESCO VIF Clue Chip Growth;

(16)	INVESCO VIF Dynamics;

(17)	INVESCO VIF Financial Services;

(18)	INVESCO VIF Health Sciences;

(19)	INVESCO VIF Technology; and

(20)	INVESCO VIF Telecommunications.
(d)	Crediting or Debiting Method. The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves. A Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, as determined by the Committee in its sole and absolute discretion, as though (i) a Participant’s Account Balance were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, as of the close of business on such day, at the closing price on such date; (ii) the portion of the Annual Deferral Amount that was actually deferred during any day were invested in the Measurement Fund(s) selected by the Participant, in the percentages applicable to such day, no later than the close of business on the first business day after the day on which such amounts are actually deferred from the Participant’s Base Annual Salary through reductions in his or her payroll, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Measurement Fund(s), in the percentages applicable to such day, no earlier than one business day prior to the distribution, at the closing price on such date. The Participant’s Annual Company Matching Amount shall be credited to his or her Company Matching Account for purposes of this Section 3.9(d) as of the close of business on the last business day of the Plan Year to which it relates.

(e)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Measurement Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment

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made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.
3.10	FICA and Other Taxes.
(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA, other employment taxes and other employee contributions on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.10.

(b)	Company Matching Amounts. When a participant becomes vested in a portion of his or her Company Matching Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary and/or Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s Company Matching Account in order to comply with this Section 3.10.
3.11	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole and absolute discretion of the Employer(s) and the trustee of the Trust.
ARTICLE 4
Short-Term Payout/Unforeseeable Financial Emergencies/Withdrawal Election
4.1	Short-Term Payout. In connection with each election to defer an Annual Deferral Amount, a participant may irrevocably elect to receive a future “Short-Term Payout” from the Plan with respect to such Annual Deferral Amount. Subject to the Deduction Limitation, the Short-Term Payout shall be a lump sum payment in an amount that is equal to the Annual Deferral plus amounts credited or debited in the manner provided in Section 3.9 above on that amount, determined at the time that the Short-Term Payout becomes payable (rather than the date of a Termination of Employment). Subject to the Deduction Limitation and the other terms and conditions of this Plan, each Short-Term Payout elected shall be paid out during a 60 day period commencing immediately after the last day of any Plan Year designated by the Participant that is at least three Plan Years after the Plan Year in which the Annual Deferral Amount is actually deferred. By way of example, if a three year Short-Term Payout is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2001, the three year Short-Term Payout would become payable during a 60 day period commencing January 1, 2005.

4.2	Other Benefits Take Precedence Over Short-Term. Should an event occur that triggers a benefit under Article 5, 6, 7 or 9, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to a Short-Term Payout election under Section 4.1 shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

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4.3	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole and absolute discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days after the date of approval. The payment of any amount under this Section 4.3 shall not be subject to the Deduction Limitation. In addition, a Participant’s deferral elections under this Plan shall be terminated to the extent the Committee determines, in its sole discretion, that termination of such Participant’s deferral elections is necessary or is required pursuant to Treas. Reg. Sec. 1.401(k)-1(d)(3) for the Participant to obtain a hardship distribution from an Employer’s 401(k) Plan. Notwithstanding the foregoing, the Committee shall interpret this Section 4.3 in a manner that is consistent with Code Section 409A and other applicable tax law, including but not limited to Treasury guidance and Regulations issued after the effective date of this Plan.

4.4	Withdrawal Election. A Participant (or, after a Participant’s death, his or her Beneficiary) may elect, at any time, to withdraw all of his or her Pre-2005 Account Balance, calculated as if there had occurred a Termination of Employment as of the day of the election, less a withdrawal penalty equal to 10% of such amount (the net amount shall be referred to as the “Withdrawal Amount”). This election can be made at any time, before or after Retirement, Disability, death or Termination of Employment, and whether or not the Participant (or Beneficiary) is in the process of being paid pursuant to an installment payment schedule. If made before Retirement, Disability or death, a Participant’s Withdrawal Amount shall be his or her Pre-2005 Account Balance calculated as if there had occurred a Termination of Employment as of the day of the election. No partial withdrawals of the Withdrawal Amount shall be allowed. The Participant (or his or her Beneficiary) shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee. The Participant (or his or her Beneficiary) shall be paid the Withdrawal Amount within 60 days after his or her election. The payment of this Withdrawal Amount shall not be subject to the Deduction Limitation.
ARTICLE 5
Retirement Benefit
5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires and who has not elected at the time of deferral to receive instead of a Retirement Benefit a Termination Benefit, shall receive, as a Retirement Benefit, his or her Account Balance.
(a)	Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of 2, 5, 10, 15 or 20 years. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, within the first sixty (60) days after the last day of the Plan Year which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

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(b)	A Participant may change the form of payment of his or her Retirement Benefit by submitting an Election Form to the Committee in accordance with the following criteria:
(i)	The election to modify the form of payment of the Retirement Benefit shall have no effect until at least twelve (12) months after the date on which the election is made; and

(ii)	Each payment related to the Retirement Benefit shall be delayed at least five (5) years from the originally scheduled payment date.
     For purposes of applying the requirements above, the right to receive the Retirement Benefit in installment payments shall be treated as the entitlement to a single payment. The Committee shall interpret all provisions relating to an election described in this Section 5.1 in a manner that is consistent with Code Section 409A and related Treasury guidance and Regulations.
     The Election Form most recently accepted by the Committee in accordance with the criteria set forth above shall govern the payment of the Retirement Benefit.
     Notwithstanding the other provisions of this Section 5.1, the Committee may, in its sole discretion, permit changes in Retirement Benefit elections as permitted in the transition guidance established by the Internal Revenue Service under Code Section 409A.
5.2	Death Prior to Completion of Retirement Benefit. If a Participant dies on or before December 31, 2008, after Retirement, but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall be paid to the Participant’s Beneficiary in a lump sum within sixty (60) days following January 1, 2009. If a Participant dies on or after January 1, 2009, after Retirement, but before the Retirement Benefit is paid in full, the Participant’s Beneficiary shall receive the Participant’s unpaid remaining Account Balance in a lump sum within sixty (60) days following the Participant’s death.
ARTICLE 6
Pre-Retirement Survivor Benefit
6.1	Pre-Retirement Survivor Benefit. The Participant’s Beneficiary shall receive a Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

6.2	Payment of Pre-Retirement Survivor Benefit.
(a)	The Pre-Retirement Survivor Benefit shall be received by the Participant’s Beneficiary in a lump sum.

(b)	If the Participant dies on or before December 31, 2008, the lump sum payment shall be made within sixty (60) days following January 1, 2009. If the Participant dies on or after January 1, 2009, the lump sum payment shall be made within sixty (60) days following the Participant’s death. All payments are conditioned on the Committee receiving

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satisfactory proof of the Participant’s death. Any payment made shall be subject to the Deduction Limitation.
ARTICLE 7
Termination Benefit
7.1	Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant’s Account Balance if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability, or upon his or her Retirement if the Participant has elected not to have the Retirement Benefit rules apply.

7.2	Payment of Termination Benefit. The Termination Benefit shall be paid in a lump sum within the first sixty (60) days after the last day of the Plan Year in which the Participant experiences the Termination of Employment. Any payment made shall be subject to the Deduction Limitation.
ARTICLE 8
Six Month Delay of Benefits to Certain Employees
Notwithstanding any other provision to the contrary, if the payment of any benefit provided under the Plan would be subject to additional taxes and interest under Code Section 409A or the Treasury Regulations or guidance issued thereunder (“Section 409A”) because the timing of such payment is not delayed as provided in Section 409A for a “specified employee” (within the meaning of Section 409A), then if the Participant is a “specified employee”, any such payment that the Participant would otherwise be entitled to receive during the first six (6) months following the date of his “separation from service” (within the meaning of Section 409A) from the Company shall be accumulated and paid, within ten (10) days after the date that is six (6) months following the Participant’s “separation from service” from the Company, or such earlier date upon which such amount can be paid under Section 409A without being subject to such additional taxes and interest.
ARTICLE 9
Disability Waiver and Benefit
9.1	Disability Benefit. Upon a Participant’s Disability, the Participant shall receive a Disability benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business of the date he or she incurred the Disability.

9.2	Payment of Disability Benefit.
(a)	If a Participant incurs a Disability, the Participant will be paid in a lump sum payment.

(b)	The lump sum payment shall be made within sixty (60) days following the date of Disability.

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Master Plan Document
ARTICLE 10
Beneficiary Designation
10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2	Beneficiary Designation/Change/Spousal Consent. A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent. A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Committee, must be signed by that Participant’s spouse and returned to the Committee. Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.
ARTICLE 11
Leave of Absence
11.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall

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continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.4.

11.2	Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

11.3	Limits on Leave of Absence. Notwithstanding the other provisions of this Article 11, a leave of absence shall constitute a Termination of Employment to the extent it constitutes a “separation from service” under the rules of Code Section 409A. Accordingly, if the leave of absence exceeds six (6) months, and a return to service upon expiration of such leave is not guaranteed by statute or contract, then (a) the Participant shall be deemed to Terminate his or her Employment on the first date following such six (6) month period. To the extent an authorized leave of absence is due to a medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of at least six (6) months and such impairment causes the Participant to be unable to perform the duties of the Participant’s position employment or of any substantially similar position of employment, the six (6) month period in the prior sentence shall be twenty-nine (29) months. An authorized leave of absence shall include sick leave, military leave, or other bona fide leave of absence (such as temporary employment by the government).
ARTICLE 12
Termination, Amendment or Modification
12.1	Termination of Plan. Although the Company anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that the Company will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, the Company reserves the right to Terminate the Plan, either entirely or with respect to one or more Employers participating in the Plan. Such action shall be taken by the Board of Directors or its delegate. In the event of a Termination of the Plan, the Measurement Funds available to Participants following the Termination of the Plan shall be comparable in number and type to those Measurement Funds available to Participants in the Plan Year preceding the Plan Year in which the Termination of the Plan is effective. Following a Termination of the Plan, Participant Account Balances shall remain in the Plan until the Participant becomes eligible for the benefits provided in Articles 4, 5, 6, 7 or 9 in accordance with the provisions of those Articles. The Termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination. Notwithstanding the foregoing, to the extent permissible under Code Section 409A and related Treasury guidance or Regulations, during the thirty (30) days preceding or within twelve (12) months following a Change in Control that also constitutes a “change in control event” within the meaning of Treasury regulations section 1.409A-3(i)(5), the Company shall be permitted to (i) terminate the Plan, and (ii) distribute the vested Account Balances to Participants in a lump sum no later than twelve (12) months after the Change in Control, provided that all other substantially similar arrangements sponsored by such

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Company are also terminated and all balances in such arrangements are distributed within twelve (12) months of the termination of such arrangements.

12.2	Amendment. Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, (ii) no amendment or modification shall be effective upon or after a Change in Control without the prior written consent of a majority of the Participants, and (iii) no amendment or modification of this Section 12.2 or Section 13.2 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification.

12.3	Plan Agreement. Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

12.4	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.
ARTICLE 13
Administration
13.1	Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee which shall consist of the Board, or such committee as the Board shall appoint. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2	Administration Upon Change In Control. For purposes of this Plan, the Company shall be the “Administrator” at all times prior to the occurrence of a Change in Control. Upon and after the occurrence of a Change in Control, the “Administrator” shall be an independent third party selected by the Trustee and approved by the individual who, immediately prior to such event, was the Company’s Chief Executive Officer or, if not so identified, the Company’s highest ranking officer (the “Ex-CEO”). The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no

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power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust. Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator or all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date of circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require. Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-CEO. Upon and after a Change in Control, the Administrator may not be terminated by the Company.

13.3	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.4	Binding Effect of Decisions. The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6	Employer Information. To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.
ARTICLE 14
Coordination with Other Benefits
The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

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Master Plan Document
ARTICLE 15
Claims Procedures
15.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

15.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:
(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:
(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.
15.3	Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):
(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

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(c)	may request a hearing, which the Committee, in its sole and absolute discretion, may grant.
15.4	Decision on Review. The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim. If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period. In no event shall such extension exceed a period of sixty (60) days from the end of the initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination. In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination. The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:
(a)	specific reasons for the decision;

(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)	a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)	a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).
15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.
ARTICLE 16
Trust
16.1	Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole and absolute discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Deferral Amounts, Annual Company Contribution Amounts and Company Matching Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

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16.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.
ARTICLE 17
Miscellaneous
17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with the intent described in the preceding sentence, and (ii) in accordance with Code Section 409A and related Treasury guidance and Regulations. The foregoing notwithstanding, the Company makes no representation that the benefits provided under the Plan will comply with Code Section 409A and makes no undertaking to prevent Code Section 409A from applying to the benefits provided under the Plan or to mitigate its effects on any deferrals or payments made under the Plan.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as

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an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:
Senior Vice President of Human Resources

Mindspeed Technologies, Inc.

4000 MacArthur Boulevard, East Tower

Newport Beach, California 92660

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be

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transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. Notwithstanding the foregoing, the Committee shall interpret this provision in a manner that is consistent with Code Section 409A and other applicable tax law. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole and absolute discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse, as provided in Treasury Regulations Section 1.409A-3(c)(4)(ii).

17.16	Distribution in the Event of Income Inclusion Under Code Section 409A. If any portion of a Participant’s Account Balance under this Plan is required to be included in income by the Participant prior to receipt due to a failure of this Plan to meet the requirement of Code Section 409A and related Treasury guidance or Regulations, the Participant may petition the Committee for a distribution of that portion of his or her Account Balance that is required to be included in his or her income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Participant’s Employer shall distribute to the Participant immediately-available funds in an amount equal to the portion of his or her Account Balance required to be included in income as a result of the failure of the Plan to meet the requirements of Code Section 409A and related Treasury guidance or Regulations, which amount shall not exceed the Participant’s unpaid vested Account Balance under the Plan. If the petition is granted, such distribution shall be made within 90 days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the Participant’s benefits to be paid under this Plan. Notwithstanding the preceding sentences of this section, if the Committee determines that Code Section 409A requires that distribution of Account Balances be automatic in order to comply with Code Section 409A, the portion of a Participant’s Account Balance that fails to comply with the requirements of Code Section 409A shall be automatically distributed.

17.17	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole and absolute discretion, may apply for and procure insurance on the life of the

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Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.18	Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has signed this Plan document as of 2008.

“Company”

Mindspeed Technologies, Inc., a Delaware corporation

By:	/s/ Thomas O. Morton

Title:	Senior Vice President, Human Resources